Exhibit (b)

BYLAWS
Of
FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC

These Bylaws of Fidelity Central Investment Portfolios LLC (the "Company") are subject to the Limited Liability Company Agreement of the Company, as from time to time amended, supplemented or restated (the "Agreement"). Capitalized terms used herein which are defined in the Agreement are used as therein defined.

ARTICLE I
PRINCIPAL OFFICE

The principal office of the Company shall be located in Boston, Massachusetts, or such other location as the Directors may, from time to time, determine. The Company may establish and maintain such other offices and places of business as the Directors may, from time to time, determine.

ARTICLE II
OFFICERS AND THEIR ELECTION

Officers

Section 1. The officers of the Company shall be a President, a Treasurer, a Secretary, and such other officers as the Directors may from time to time elect. The Directors may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Director or other officer to be a holder of Shares in the Company.

Election of Officers

Section 2. The President, Treasurer and Secretary shall be chosen by the Directors. Subject to the provisions of Section 14 of Article III hereof, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Directors.

Resignations

Section 3. Any officer of the Company may resign, notwithstanding Section 2 hereof, by filing a written resignation with the Chairman, the President, the Directors or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

ARTICLE III
POWERS AND DUTIES OF OFFICERS AND DIRECTORS

Management Of The Company-General

Section 1. The business and affairs of the Company shall be managed by, or under the direction of, the Directors, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with applicable laws, the Agreement or with these Bylaws.

Executive And Other Committees

Section 2. The Directors may elect from their own number an executive committee, which shall have any or all the powers of the Directors while the Directors are not in session. The Directors may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Directors. All members of such committees shall hold such offices at the pleasure of the Directors. The Directors may abolish any such committee at any time. Any committee to which the Directors delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Directors. The Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Compensation

Section 3. Each Director and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Directors.

Chairman Of The Directors

Section 4. The Directors shall appoint one of their number to be Chairman of the Board of Directors who shall serve as such at the pleasure of the Directors. When present, the Chairman shall preside at all meetings of the Shareholders and the Directors, and he may, subject to the approval of the Directors, appoint a Director to preside at meetings in his absence. He shall be responsible for the execution of policies established by the Directors and the administration of the Company and shall perform such other duties as may be from time to time assigned to him by the Directors or prescribed by the Agreement or these Bylaws.

President

Section 5. The President shall be the sole chief executive officer of the Company and, subject to the direction of the Directors, shall have general administrative responsibilities for the Company, but shall not have responsibility for the provision of any investment advisory service or management service that is the subject of a management agreement between the Company (or any Series within the Company) and an adviser or sub-adviser. The President, together with the Chief Financial Officer, shall be responsible for the design, establishment, maintenance and evaluation of internal controls and certification of any reports to the extent and in the manner required under applicable laws and regulations. Except as the Directors may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Company or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Company. The President shall perform such duties additional to all of the foregoing as the Directors may from time to time designate.

Treasurer

Section 6. The Treasurer shall deliver all funds and securities of the Company which may come into his hands to such company as the Directors shall employ as custodian in accordance with the Agreement and applicable provisions of law. He shall make annual reports regarding the business and condition of the Company, which reports shall be preserved in Company records, and he shall furnish such other reports regarding the business and condition of the Company as the Directors may from time to time require. The Treasurer shall perform such additional duties as the Directors may from time to time designate.

Chief Financial Officer

Section 7. The Chief Financial Officer, together with the President, shall be responsible for the design, establishment, maintenance and evaluation of internal controls and certification of any reports to the extent and in the manner required under applicable laws and regulations. The Chief Financial Officer shall perform such additional duties as the Directors may from time to time designate.

Secretary

Section 8. The Secretary shall record in books kept for the purpose all votes and proceedings of the Directors and the Shareholders at their respective meetings. He shall have the custody of the seal of the Company. The Secretary shall perform such additional duties as the Directors may from time to time designate.

Vice President

Section 9. Any Vice President of the Company shall perform such duties as the Directors or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Assistant Treasurer

Section 10. Any Assistant Treasurer of the Company shall perform such duties as the Directors or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

Assistant Secretary

Section 11. Any Assistant Secretary of the Company shall perform such duties as the Directors or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

Subordinate Officers

Section 12. The Directors from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Directors may determine. The Directors from time to time may delegate to one or more officers or committees of Directors the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Surety Bonds

Section 13. The Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended ("the 1940 Act") and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Company in such sum and with such surety or sureties as the Directors may determine, conditioned upon the faithful performance of his duties to the Company including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.

Removal

Section 14. Any officer may be removed from office whenever in the judgment of the Directors the best interest of the Company will be served thereby, either with or without cause, by the vote of a majority of the Directors given at any regular meeting or any special meeting of the Directors. In addition, any officer or agent appointed in accordance with the provisions of Section 12 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Directors.

Remuneration

Section 15. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by resolution of the Directors.

ARTICLE IV
SHAREHOLDERS' MEETINGS

Special Meetings

Section 1. A special meeting of the Shareholders of the Company or any Series or Class shall be called by the Secretary whenever (i) ordered by the Directors or (ii) requested in writing by the holder or holders of at least 10% of the Shares of the Company or such Series or Class, as applicable, entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Directors or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or Classes of Shares, but not a meeting of all Shareholders of the Company, then only a special meeting of the Shareholders of such one or more Series or Classes shall be called and only the Shareholders of such one or more Series or Classes shall be entitled to notice of and to vote at such meeting. Any meeting of Shareholders may be adjourned one or more times from time to time to another time and place by Shareholders holding Shares representing at least a majority of the Shares present and entitled to vote on a proposal to adjourn at such meeting, whether or not a quorum is present.

Notices

Section 2. Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering (by electronic, telephonic, telegraphic, facsimile or computerized means or other alternative means as may be approved by resolutions adopted by the Directors) or mailing, postage prepaid addressed to such address as may be registered with the Company, to each Shareholder entitled to vote at said meeting, notification of such meeting at least fifteen (15) days before the meeting. Shareholders shall be provided reasonable notice of any future alternative means of notice delivery approved by resolutions adopted by the Directors other than electronic, telephonic, telegraphic, facsimile or computerized notice. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice (including, but not limited to, electronic, telegraphic, facsimile or computerized writings), executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Chairman of the Meetings

Section 3. When present, the Chairman of the Directors shall serve as Chairman of, and shall preside at, all meetings of the Shareholders. When the Chairman of the Directors is not present, the Treasurer shall serve as Chairman of, and shall preside at, all meetings of the Shareholders, and the Treasurer may appoint another officer of the Company to serve as Chairman of, and to preside at, such meetings in his or her absence.

Conduct of the Meetings

Section 4. The Directors shall be entitled to make such rules and regulations for the conduct of meetings of the Shareholders as they shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to Shareholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Directors or the Chairman of the meeting determines that meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Voting-Proxies

Section 5. Subject to the provisions of the Agreement, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed in writing by the Shareholder and is dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Directors adopt by resolution an electronic, telephonic, computerized or other alternative form of execution authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Company or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Company receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Agreement, as these Bylaws or such Agreement may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Company were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Place Of Meeting

Section 6. All special meetings of the Shareholders shall be held at the principal place of business of the Company or at such other place in the United States as the Directors may designate.

Action Without a Meeting

Section 7. Any action that may be taken at any meeting of Shareholders of the Company or any one or more Series or Classes may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Shareholders holding Outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted and the written consents are filed with the records of meetings of Shareholders of the Company, the Series or the Class or Classes. Such consents shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Company.

Application of this Article

Section 8. Meetings of Shareholders shall consist of Shareholders of any Series (or Class thereof) or of all Shareholders, as determined pursuant to the Agreement, and this Article shall be construed accordingly.

ARTICLE V
DIRECTORS' MEETINGS

Special Meetings

Section 1. Special meetings of the Directors may be called orally or in writing by the Chairman of the Board of Directors or any two other Directors.

Regular Meetings

Section 2. Regular meetings of the Directors may be held at such places and at such times as the Directors may from time to time determine; each Director present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Director provided that any Director who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Directors.

Quorum

Section 3. A majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise specifically provided by applicable law, an action of a majority of the quorum shall constitute action of the Directors. If at any meeting of the Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given.

Notice

Section 4. Except as otherwise herein provided, notice of the time, date, and place of any special meetings of the Directors shall be given by the party calling the meeting to each Director. by telephone, telefax, or telegram sent to his or her home or business address or by written notice mailed to his or her home or business address.

Place Of Meeting

Section 5. All special meetings of the Directors shall be held at the principal place of business of the Company or such other place as the Directors may designate. Any meeting may adjourn to any place.

Special Action

Section 6. When all the Directors shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Action By Consent

Section 7. Subject to applicable law, any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a majority of the Directors then in office (or such higher number of Directors as would be required to act on the matter under applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Such consents shall be treated, for all purposes, as a vote at a meeting of the Directors held at the principal place of business of the Directors.

Participation in Meetings By Conference Telephone

Section 8. Directors may participate in a meeting of Directors by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Company.

ARTICLE VI
SHARES

Shares

Section 1. The beneficial interest in the Company shall at all times be divided into such transferable Shares of one or more separate and distinct Series, or classes thereof, as the Directors shall from time to time create and establish. The number of Shares is unlimited, and each Share of each Series or Classes thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series or Class, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more Classes of Shares consistent with applicable law and any rule or order of the Commission.

Transfer of Shares

Section 2. The Shares of the Company shall be transferable, so as to affect the rights of the Company, only by transfer recorded on the books of the Company, in person or by attorney, subject to the terms of the Agreement.

Equitable Interest Not Recognized

Section 3. The Company shall be entitled to treat the holder of record of any Shares as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Shares on the part of any other person except as may be otherwise expressly provided by law.

Certificate

Section 4. No certificates certifying the ownership of Shares shall be issued except as the Directors may otherwise authorize. The Directors may issue certificates to a Shareholder of any Series or Class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Directors authorize the issuance of certificates evidencing Shares, such certificate shall be in the form prescribed from time to time by the Directors and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Any or all of the signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates evidencing Shares, the Directors or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Company for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates evidencing Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Loss of Certificate

Section 5. In the case of the alleged loss or destruction or the mutilation of a certificate evidencing Shares, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

Discontinuance of Issuance Of Certificates

Section 6. In the event certificates are issued, the Directors may at any time discontinue the issuance of certificates evidencing Shares and may, by written notice to each Shareholder, require the surrender of certificates evidencing Shares to the Company for cancellation. Such surrender and cancellation shall not affect the ownership or transferability of Shares in the Company.

ARTICLE VII

[RESERVED]

ARTICLE VIII
INSPECTION OF BOOKS

The Directors shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Company or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Company except as conferred by law or otherwise by the Directors or by resolution of the Shareholders.

ARTICLE IX
INSURANCE OF OFFICERS, DIRECTORS, AND EMPLOYEES

The Company may purchase and maintain insurance on behalf of any Covered Person or employee of the Company, including any Covered Person or employee of the Company who is or was serving at the request of the Company as a Director, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Directors would have the power to indemnify him against such liability.

The Company may not acquire or obtain a contract for insurance that protects or purports to protect any Director or officer of the Company against any liability to the Company or its Shareholders to which he would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE X
SEAL

The seal of the Company shall be circular in form and bear the name of the Company and the year of its organization. The form of the seal shall be subject to alteration by the Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

Any officer or Director of the Company shall have authority to affix the seal of the Company to any document, instrument or other paper executed and delivered by or on behalf of the Company; however, unless otherwise required by the Directors, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Company.

ARTICLE XI
FISCAL YEAR

The fiscal year of each Series of the Company shall end on such date as the Directors shall from time to time determine.

ARTICLE XII
AMENDMENTS

These Bylaws may be amended at any meeting of the Directors of the Company by a majority vote.

ARTICLE XIII
REPORTS TO SHAREHOLDERS

The Directors shall at least semi-annually submit to the Shareholders a written financial report of the Company including financial statements which shall be certified at least annually by independent public accountants.

XIV
HEADINGS

Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.